Exhibit 10.8

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED (WHICH COUNSEL AND OPINION MUST BE SATISFACTORY TO FIRST NBC BANK HOLDING COMPANY STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR REGULATIONS.

FIRST NBC BANK HOLDING COMPANY

WARRANT AGREEMENT

Pursuant to Section 2.1 of that certain Agreement and Plan of Merger dated November 15, 2007, First NBC Bank Holding Company, a Louisiana corporation (the “Company”), hereby grants to [—] (the “Holder”) a warrant to purchase [—] shares of Common Stock of the Company (the “Shares”) at the Exercise Price, subject to the terms and conditions set forth below (the “Warrant”).

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in Exhibit A hereto.

2. Vesting and Exercise. The Warrant shall vest and be exercisable on the first business day following the Issue Date. To the extent not exercised, the Warrant shall expire and the warrants shall be forfeited on the tenth (10th) anniversary of the Issue Date, without requirement of further notice. No other vesting requirements other than those listed in this Section 2 shall be applicable to the Warrant.

3. Exercise Price. The Exercise Price for the Shares subject to the Warrant shall be $19.50 per Share.

4. Method of Exercise. The Warrant, to the extent exercisable, may be exercised, in whole or in part, by providing written notice to the Corporate Secretary of the Company (the “Secretary”) in such form as the Secretary may prescribe from time to time, which notice shall designate the number of Shares to be purchased and shall be accompanied by the full Exercise Price for the Shares. The Exercise Price for the Shares being purchased may be paid in the form of cash or cash equivalents.

In lieu of the issuance of any fractional shares upon any exercise of this Warrant, the Company will pay to the Holder an amount of cash equal to the fair market value of a Share on the exercise date, multiplied by such fraction. For purposes of this Section 4, the fair market value of a Share as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the high and low sales prices of the securities on such exchange on such date; (ii) if traded over-the-counter, the value shall be deemed to be the closing bid or sale price (whichever is applicable) on such date; and (iii) if there is no active public market for the securities, the value shall be the fair market value thereof on such date, as determined in good faith by the Board of Directors of the Company.

5. Delivery of Securities. Delivery of certificates representing the Shares shall be made by the Company promptly after receipt of notice of exercise of the Warrant and payment in full for the affected Shares. Such certificates shall bear a legend in substantially the form attached hereto as Exhibit B. In connection with the issuance and delivery of the Shares hereunder, the Holder agrees to deliver to the Company such additional documents as the Company may reasonably require to ensure compliance with applicable federal and state securities laws.

6. Status of Warrant and Shares. Neither the Warrant granted herein nor the Shares issuable upon exercise of the Warrant have been registered under the Act or under any applicable state securities law or regulation. The Warrant and the Shares issuable upon exercise of the Warrant are restricted securities within the meaning of Rule 144 promulgated under the Act and resales thereof are subject to the limitations imposed under such rule.

7. Rights as Shareholder. Prior to the issuance of Shares upon the exercise of the Warrant, the Holder shall have no rights as a shareholder or right to dividends or dividend equivalents, each with respect to the Shares subject to the Warrant.

8. Administration. The Board of Directors (or its designee) shall have the power and authority to construe and interpret the provisions of this Warrant agreement and make any determination which it believes is necessary or advisable for the proper administration of this Warrant agreement and the exercise of the Warrant. Decisions, interpretations and actions of the Board of Directors (or its designee) concerning matters relating to this Warrant agreement and/or the exercise of the Warrant shall be final and conclusive on the Company and its Affiliates and the Holder and/or his beneficiaries or heirs.

9. Reservation of Shares. The Company shall, during the term of the Warrant, reserve for issuance and delivery upon exercise of the Warrant the number of Shares set forth above. Such Shares may be authorized but unissued shares, treasury shares, or shares acquired on the open market or by private purchase. When issued hereunder upon the exercise of the Warrant, all such Shares shall be duly authorized, validly issued, fully paid and nonassessable and free of all preemptive rights.

10. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up, reverse stock split or otherwise, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price per Share such that the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same as such aggregate Exercise Price was before such adjustment. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the payment of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 10(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to receive upon exercise of this Warrant, during the period specified herein and upon the payment of the Exercise Price then in effect, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price for all Shares under this Warrant shall remain the same as such aggregate Exercise Price was before such adjustment.

(c) Adjustment for Merger or Consolidation. In case of any merger or consolidation of the Company with or into another corporation, whether or not the Company is the surviving corporation, then, and in each such case, as a part of such merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such, merger or consolidation that the Holder would have been entitled to receive in connection with such merger or consolidation if this Warrant had been exercised immediately prior thereto, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10(c) shall similarly apply to successive consolidations or mergers, and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event to the greatest extent possible.

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of Shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and (i) of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant and (ii) the Exercise Price per Share after such adjustment.

11. No Assignment. No portion of the Warrant shall be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution, (collectively, a “Transfer”). In the event of a Transfer hereunder, the transferred portion of the Warrant shall be canceled and forfeited as of the date of such Transfer, without requirement of further notice.

12. Amendment; Termination. The terms and conditions set forth herein may be amended or this agreement may be terminated only by the written consent of the parties hereto.

13. Notice. All notices, requests, and demands to or upon the respective parties to this agreement to be effective shall be given in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, when deposited in the mail, first-class postage prepaid or, in the case of notice by facsimile when sent, as follows, or to such other address as may be furnished to the affected party, in writing:

If to the Holder:	As indicated by the Holder in the Acknowledgement and Agreement.

If to the Company:	First NBC Bank Holding Company
210 Baronne Street
New Orleans, Louisiana 70112
Attn: Trust Department
Fax: (504) 671-3485

14. Governing Law This agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Louisiana, without regard to principles of conflict of laws.

15. Headings Descriptive. Section headings have been inserted in this agreement for convenience only and shall not be construed to be a part thereof.

16. Severability. Every provision of this agreement is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

17. Integration. All exhibits to this agreement shall be deemed to be a part hereof. This agreement constitutes the entire agreement and understanding between the Holder and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Holder and the Company with respect to the subject matter hereof.

FIRST NBC BANK HOLDING COMPANY

By:
Name: Ashton J. Ryan, Jr.
Title: President and Chief Executive Officer

ACKNOWLEDGMENT AND AGREEMENT

By execution below, the undersigned Holder acknowledges and agrees:

1. That the Warrant hereunder satisfies, in full, the obligations imposed under Section 2.1 of the Plan of Merger.

2. That the Warrant to acquire shares of Common Stock granted hereunder is subject to the terms and conditions of the foregoing agreement.

3. That the Holder has been advised that the Warrant and the Common Stock issuable upon the exercise of the Warrant have not been registered under the Act.

4. That the Holder has been advised that the resale of the Common Stock issued upon the exercise of the Warrant shall be restricted within the meaning of Rule 144 of the Act.

5. That no member of the Board of Directors of the Company (or its designee) shall be liable for any action or determination taken in good faith with respect to this agreement or the subject matter of this agreement.

6. That the following address and fax should be used by the Company to satisfy notice requirements to the Holder until the Company is provided new instructions by the Holder:

Address:

City:

State:

Zip code:

Fax:

HOLDER:

Signature

Printed Name:

Date: , 200

FIRST NBC BANK HOLDING COMPANY

WARRANT AGREEMENT

EXHIBIT A

DEFINITIONS

Capitalized terms used in the First NBC Bank Holding Company Warrant Agreement shall have the meanings ascribed below:

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” or “Affiliates” shall mean any corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

“Common Stock” shall mean the common stock, $1.00 par value per share, of the Company.

“Issue Date” shall mean April 21, 2008.

“Plan of Merger” shall mean that certain Agreement and Plan of Merger dated November 15, 2007 between the Company and Dryades Bancorp, Inc.

FIRST NBC BANK HOLDING COMPANY

WARRANT AGREEMENT

EXHIBIT B

LEGEND

Common Stock issued upon the excise of the Warrant shall be ascribed with the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel satisfactory to the Company is obtained (which counsel and opinion must be satisfactory to the Company) stating that such disposition is in compliance with an available exemption from such registration and the registration requirements of applicable state securities laws or regulations.”

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